EXHIBIT 21.1


SUBSIDIARIES OF THE REGISTRANT


Subsidiary                               State of Incorporation
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American Independent Life Insurance Company                 Pennsylvania

American Safety Insurance Company                           Georgia

American Southern Insurance Company                         Georgia

Bankers Fidelity Life Insurance Company                     Georgia

Georgia Casualty & Surety Company                           Georgia

Self-Insurance Administrators, Inc.                         Georgia